                                                                    Exhibit 20.1

                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                            MONTHLY SERVICER'S REPORT

                                                                                               Settlement Date           6/30/2004
                                                                                               Determination Date        7/12/2004
                                                                                               Distribution Date         7/15/2004


I.      All Payments on the Contracts                                                                                   656,076.04
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                              19,035.20
III.    Repurchased Contracts                                                                                                 0.00
IV.     Investment Earnings on Collection Account                                                                             0.00
V.      Servicer Monthly Advances                                                                                        14,250.01
VI.     Distribution from the Reserve Account                                                                           112,081.97
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                               1,576.72
VIII.   Transfers to the Pay-Ahead Account                                                                               (1,292.72)
IX.     Less:  Investment Earnings distributions
          (a) To Sellers with respect to the Collection Account                                                               0.00
          (b) To Sellers with respect to the Pay-Ahead Account                                                                0.00
X.      Deposits in error                                                                                                     0.00
Total available amount in Collection Account                                                                           $801,727.22
                                                                                                                      =============


DISTRIBUTION AMOUNTS                                                               COST PER $1000
---------------------------------------------                                     ----------------

1.  (a) Class A-1 Note Interest Distribution                                                                0.00
    (b) Class A-1 Note Principal Distribution                                                               0.00
        Aggregate Class A-1 Note Distribution                                       0.00000000                                0.00

2.  (a) Class A-2 Note Interest Distribution                                                                0.00
    (b) Class A-2 Note Principal Distribution                                                               0.00
        Aggregate Class A-2 Note Distribution                                       0.00000000                                0.00

3.  (a) Class A-3 Note Interest Distribution                                                                0.00
    (b) Class A-3 Note Principal Distribution                                                               0.00
        Aggregate Class A-3 Note Distribution                                       0.00000000                                0.00

4.  (a) Class A-4 Note Interest Distribution                                                                0.00
    (b) Class A-4 Note Principal Distribution                                                               0.00
        Aggregate Class A-4 Note Distribution                                        0.00000000                               0.00

5.  (a) Class A-5 Note Interest Distribution                                                                0.00
    (b) Class A-5 Note Principal Distribution                                                               0.00
        Aggregate Class A-5 Note Distribution                                       0.00000000                                0.00

6.  (a) Class A-6 Note Interest Distribution                                                                0.00
    (b) Class A-6 Note Principal Distribution                                                               0.00
        Aggregate Class A-6 Note Distribution                                       0.00000000                                0.00

7.  (a) Class B Note Interest Distribution                                                                  0.00
    (b) Class B Note Principal Distribution                                                                 0.00
        Aggregate Class B Note Distribution                                         0.00000000                                0.00

8.  (a) Class C Note Interest Distribution                                                             97,070.85
    (b) Class C Note Principal Distribution                                                           676,946.61
        Aggregate Class C Note Distribution                                        44.70980547                          774,017.46

9.  Servicer Payment
    (a) Servicing Fee                                                                                   7,085.46
    (b) Reimbursement of prior Monthly Advances                                                        20,624.30
               Total Servicer Payment                                                                                    27,709.76

10. Deposits to the Reserve Account                                                                                           0.00

TOTAL DISTRIBUTION AMOUNT FROM COLLECTION ACCOUNT                                                                      $801,727.22
                                                                                                                      =============

RESERVE ACCOUNT DISTRIBUTIONS TO SELLERS

    (a) Amounts to the Sellers (Chase USA) from Excess Collections                                          0.00
    (b) Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                               0.00
    (c) Distribution from the Reserve Account to the Sellers(Chase USA)                                     0.00
    (d) Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                          0.00
                      TOTAL AMOUNTS TO SELLERS(CHASE USA & CHASE MANHATTAN BANK)                                              0.00
                                                                                                                      =============

PAYAHEAD ACCOUNT DISTRIBUTIONS TO SELLERS

    (a) Distribution from the Payahead Account to the Sellers(Chase USA)                                    0.00
    (b) Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                         0.00
                     TOTAL AMOUNTS TO SELLERS(CHASE USA & CHASE MANHATTAN BANK)                                               0.00
                                                                                                                      =============

                  INTEREST
---------------------------------------------

1.  Current Interest Requirement
       (a) Class A-1 Notes    @             5.845%                                                          0.00
       (b) Class A-2 Notes    @             6.028%                                                          0.00
       (c) Class A-3 Notes    @             6.140%                                                          0.00
       (d) Class A-4 Notes    @             6.250%                                                          0.00
       (e) Class A-5 Notes    @             6.420%                                                          0.00
       (f) Class A-6 Notes    @             6.500%                                                          0.00
                    Aggregate Interest on Class A Notes                                                                       0.00
       (g) Class B Notes @                  6.680%                                                                            0.00
       (h) Class C Notes @                  6.850%                                                                       97,070.85

2.  Remaining Interest Shortfall
       (a) Class A-1 Notes                                                                                  0.00
       (b) Class A-2 Notes                                                                                  0.00
       (c) Class A-3 Notes                                                                                  0.00
       (d) Class A-4 Notes                                                                                  0.00
       (e) Class A-5 Notes                                                                                  0.00
       (f) Class A-6 Notes                                                                                  0.00
       (g) Class B Notes                                                                                    0.00
       (h) Class C Notes                                                                                    0.00

3.  Total Distribution of Interest                                                 COST PER $1000
                                                                                  ----------------
       (a) Class A-1 Notes                                                           0.00000000             0.00
       (b) Class A-2 Notes                                                           0.00000000             0.00
       (c) Class A-3 Notes                                                           0.00000000             0.00
       (d) Class A-4 Notes                                                           0.00000000             0.00
       (e) Class A-5 Notes                                                           0.00000000             0.00
       (f) Class A-6 Notes                                                           0.00000000             0.00
                    Total Aggregate Interest on Class A Notes                                                                 0.00
       (g) Class B Notes                                                             0.00000000                               0.00
       (h) Class C Notes                                                             5.60713297                          97,070.85


                 PRINCIPAL
---------------------------------------------

                                                                                  No. of Contracts
                                                                                  ----------------
1.  Amount of Stated Principal Collected                                                              195,020.82
2.  Amount of Principal Prepayment Collected                                             34           339,285.53
3.  Amount of Liquidated Contract                                                         3           142,640.26
4.  Amount of Repurchased Contract                                                        0                 0.00

      Total Formula Principal Distribution Amount                                                                       676,946.61

5.  Principal Balance before giving effect to Principal Distribution                            Pool Factor
       (a) Class A-1 Notes                                                                       0.0000000                    0.00
       (b) Class A-2 Notes                                                                       0.0000000                    0.00
       (c) Class A-3 Notes                                                                       0.0000000                    0.00
       (d) Class A-4 Notes                                                                       0.0000000                    0.00
       (e) Class A-5 Notes                                                                       0.0000000                    0.00
       (f) Class A-6 Notes                                                                       0.0000000                    0.00
       (g) Class B Notes                                                                         0.0000000                    0.00
       (h) Class C Notes                                                                         0.9822715           17,005,113.14


6.  Remaining Principal Shortfall
       (a) Class A-1 Notes                                                                                                    0.00
       (b) Class A-2 Notes                                                                                                    0.00
       (c) Class A-3 Notes                                                                                                    0.00
       (d) Class A-4 Notes                                                                                                    0.00
       (e) Class A-5 Notes                                                                                                    0.00
       (f) Class A-6 Notes                                                                                                    0.00
       (g) Class B Notes                                                                                                      0.00
       (h) Class C Notes                                                                                                      0.00


7.  Principal Distribution                                                         COST PER $1000
                                                                                  ----------------
       (a) Class A-1 Notes                                                           0.00000000                               0.00
       (b) Class A-2 Notes                                                           0.00000000                               0.00
       (c) Class A-3 Notes                                                           0.00000000                               0.00
       (d) Class A-4 Notes                                                           0.00000000                               0.00
       (e) Class A-5 Notes                                                           0.00000000                               0.00
       (f) Class A-6 Notes                                                           0.00000000                               0.00
       (g) Class B Notes                                                             0.00000000                               0.00
       (h) Class C Notes                                                            39.10267250                         676,946.61


8.  Principal Balance after giving effect to Principal Distribution                             Pool Factor
       (a) Class A-1 Notes                                                                       0.0000000                    0.00
       (b) Class A-2 Notes                                                                       0.0000000                    0.00
       (c) Class A-3 Notes                                                                       0.0000000                    0.00
       (d) Class A-4 Notes                                                                       0.0000000                    0.00
       (e) Class A-5 Notes                                                                       0.0000000                    0.00
       (f) Class A-6 Notes                                                                       0.0000000                    0.00
       (g) Class B Notes                                                                         0.0000000                    0.00
       (h) Class C Notes                                                                         0.9431688           16,328,166.53

                 POOL DATA
---------------------------------------------
                                                                                                        Aggregate
                                                                                No. of Contracts    Principal Balance
                                                                                ----------------    -----------------
1.  Pool Stated Principal Balance as of                   6/30/2004                  617             16,328,166.53

2.  Delinquency Information                                                                                            % Delinquent
--  -----------------------                                                                                            ------------

             (a) 31-59 Days                                                           12                145,060.37          0.888%
             (b) 60-89 Days                                                           4                  57,463.37          0.352%
             (c) 90-119 Days                                                          1                   2,134.87          0.013%
             (d) 120 Days +                                                           0                       0.00          0.000%

3.  Contracts Repossessed during the Due Period                                       0                       0.00

4.  Current Repossession Inventory                                                    2                 317,900.14

5.  Aggregate Net Losses for the preceding Collection Period
      (a)  Aggregate Principal Balance of Liquidated Receivables                      3                 142,640.26
      (b)  Net Liquidation Proceeds on any Liquidated Receivables                                        19,035.20
                                                                                                       ------------
      Total Aggregate Net Losses for the preceding Collection Period                                                    123,605.06

6.  Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                        98,741.10

7.  Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                622                              5,464,560.99

8.  Weighted Average Contract Rate of all Outstanding Contracts                                                             8.824%

9.  Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                                98.256



              TRIGGER ANALYSIS
---------------------------------------------

1.  (a)  Average 60+ Delinquency Percentage                           3.848%
    (b)  Delinquency Percentage Trigger in effect ?                                 YES

2.  (a)  Average Net Loss Ratio                                       0.019%
    (b)  Net Loss Ratio Trigger in effect ?                                          NO
    (c)  Net Loss Ratio (using ending Pool Balance)                   0.119%

3.  (a)  Servicer Replacement Percentage                              0.459%
    (b)  Servicer Replacement Trigger in effect ?                                    NO



               MISCELLANEOUS
---------------------------------------------

1.  Monthly Servicing Fees                                                                                                7,085.46

2.  Servicer Advances                                                                                                    14,250.01

3.  (a)  Opening Balance of the Reserve Account                                                                       5,325,240.59
    (b)  Deposits to the Reserve Account                                                                    0.00
    (c)  Investment Earnings in the Reserve Account                                                     2,723.46
    (d)  Distribution from the Reserve Account                                                       (112,081.97)
    (e)  Ending Balance of the Reserve Account                                                                        5,215,882.08

4.  Specified Reserve Account Balance                                                                                 5,325,240.59

5.  (a)  Opening Balance in the Pay-Ahead Account                                                                         2,337.79
    (b)  Deposits to the Pay-Ahead Account from the Collection Account                                  1,292.72
    (c)  Investment Earnings in the Pay-Ahead Account                                                       0.00
    (d)  Transfers from the Pay-Ahead Account to the Collection Account                                (1,576.72)
    (e)  Ending Balance in the Pay-Ahead Account                                                                          2,053.79